UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1534474
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange, Inc.
9.25% Series B Cumulative Preferred Stock	New York Stock Exchange, Inc.
Rights to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Common Stock

For a description of the Company’s Common Stock, par value $0.001 per share, reference is made to “Description of Capital Stock” in the Registration Statement on Form S-3 (File No. 333-150368), which is hereby incorporated by reference.

All requisite approvals and authorizations have been received from, and required applications relating to this transaction have been filed with, The New York Stock Exchange, Inc.

9.25% Series B Cumulative Preferred Stock

For a description of the Company’s 9.25% Series B Cumulative Preferred Stock, reference is made to “Description of Capital Stock” in the Registration Statement on Form S-3 (File No. 333-150368), which is hereby incorporated by reference.

All requisite approvals and authorizations have been received from, and required applications relating to this transaction have been filed with, The New York Stock Exchange, Inc.

Rights to Purchase Series A Junior Participating Preferred Stock

For a description of the Company’s Rights to Purchase Series A Junior Participating Preferred Stock, reference is made to “Description of Capital Stock” in the Registration Statement on Form S-3 (File No. 333-150368), which is hereby incorporated by reference.

All requisite approvals and authorizations have been received from, and required applications relating to this transaction have been filed with, The New York Stock Exchange, Inc.

Item 2.	Exhibits.

See Index to Exhibits for information regarding the exhibits to this form.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GMX RESOURCES INC.

Date: December 14, 2009	By:	/s/ JAMES A. MERRILL
James A. Merrill, Chief Financial Officer

INDEX TO EXHIBITS

3.1. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2 (File Number 333-49328), as amended).

3.2. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed with the SEC on November 4, 2008).

3.3. Certificate of Designation relating to the Company’s 9.25% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-A12B filed with the SEC on August 8, 2006).

4.1(a). Rights Agreement dated May 17, 2005, by and between the Company and UMB Bank, n.a., as Rights Agent (predecessor to Computershare Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 18, 2005).

4.1(b). Amendment No. 1 to Rights Agreement, dated February 1, 2008, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (successor to UMB Bank, n.a.) (incorporated by reference to Exhibit 2.1 to Form 8-A12B/A filed with the SEC on February 21, 2008).

4.1(c). Amendment No. 2 to Rights Agreement, dated October 30, 2008, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (successor to UMB Bank, n.a.) (incorporated by reference to Exhibit 1 to Form 8-A12B/A filed with the SEC on November 17, 2008).